Exhibit 99.1
    NASDAQ: WASH

MEDIA CONTACT: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
(401) 348-1309
ebeckel@washtrust.com
FOR IMMEDIATE RELEASE

Washington Trust Bancorp, Inc. Announces Mark K.W. Gim’s 2023 Retirement
Mary E. Noons to Become First Female President and COO in Corporation’s 222 Year History

WESTERLY, R.I., December 15, 2022… The Board of Directors of Washington Trust Bancorp, Inc. (NASDAQ: WASH) today announced Mark K.W. Gim will retire as President and Chief Operating Officer, effective with the Corporation’s 2023 Annual Meeting of Shareholders in April 2023. The Board also announced that Gim was elected to the Board of Directors of Washington Trust Bancorp, Inc. and its subsidiary bank, The Washington Trust Company, effective immediately. Gim will serve on both boards until the 2023 Annual Meeting, at which time he will be subject to reelection by shareholders.

“I look forward to enjoying an active retirement with family, knowing I leave Washington Trust in the hands of a strong leadership team,” stated Gim. “It has been a privilege to have been part of Washington Trust and its tremendous growth and positive impact on the community during my 30-year career. I am very excited to continue to be involved in the Corporation in my new role as member of the Board.”

“Washington Trust’s Board is extremely grateful for Mark’s contributions to our corporation and the community,” stated Kathleen E. McKeough, Lead Director of Washington Trust’s Board of Directors. “Mark’s strategic vision enabled Washington Trust to successfully expand our market presence and earn recognition as one of the nation’s ‘Best Banks to Work For.’ We look forward to Mark’s continued contributions on our Board and wish him well as he plans his retirement next year.”

“Mark has been a dedicated Washington Trust employee and a key member of our leadership team for almost three decades,” stated Edward O. “Ned” Handy III, Washington Trust Chairman and Chief Executive Officer. “During his tenure, Mark guided our strategic planning process and oversaw the successful growth and regional expansion of our retail, wealth management and mortgage divisions. It has truly been a pleasure to work with him over the years and I look forward to his continued guidance as a member of our Board.”

Mary E. Noons, who currently serves as Executive Vice President, Chief Retail Lending Officer, was promoted to Senior Executive Vice President, effective immediately, and will be appointed President and Chief Operating Officer, upon Gim’s retirement in April 2023.

“Mary has played a key role in the Washington Trust’s record mortgage origination, revenue growth and regional expansion, which has contributed significantly to the Corporation’s continued growth, profitability, and success,” stated Handy, Washington Trust Chairman and Chief Executive Officer. “Mary is a proven leader and a strategic thinker with a passion for

Exhibit 99.1
service excellence, process improvement, operational efficiency, and enhancing the customer experience. I look forward to working alongside her.”

The Corporation also announced that it is conducting an executive search to fill the Chief Retail Lending Officer position. “This is a critical role, and we plan to work diligently to identify a strong candidate with the background and skills necessary for the continued growth and success of our Retail Lending Division,” stated Handy.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in political, business and economic conditions, including inflation;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management assets under administration;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, the ongoing COVID-19 pandemic, and future pandemics;
•reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.